------------------------------------------------------------------------------



                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                    ---------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                    ---------------------------------------




        Date of Report (Date of earliest event reported): April 1, 1997


                         ROBERTS REALTY INVESTORS, INC.
               (Exact name of Registrant as specified in charter)



             GEORGIA                                       0-28048                                   56-2122873
  (State or other Jurisdiction                    (Commission File Number)                        (I.R.S. Employer
        of Incorporation)                                                                      Identification Number)



   8010 ROSWELL ROAD, SUITE 120, ATLANTA, GEORGIA                   30350
     (Address of principal executive offices)                    (Zip Code)

                                 (770) 394-6000
              (Registrant's Telephone Number, including Area Code)



-------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 1, 1997, Roberts Realty Investors, Inc. (the "Company") acquired Roberts Properties Management, L.L.C. ("Roberts Management"), the property management company that has managed the Company's multifamily apartment communities and other properties since the Company's inception. The Company presently owns 11 multifamily apartment communities containing a total of 2,194 apartment homes, 317 of which are under construction or development. Because the Company will now internally manage its properties using the 45 property management personnel formerly employed by Roberts Management, the Company will no longer pay 5% of gross property revenues to a third party for property management services.

         The acquisition was structured as a statutory merger of Roberts Management into Roberts Properties Residential, L.P. (the "Operating Partnership"), the limited partnership through which the Company owns its properties and conducts its business. (The Company now owns a 55.4% interest in the Operating Partnership and is its sole general partner.) The Operating Partnership issued a total of 590,000 units of limited partnership interest ("Units") valued at $10.00 per Unit or $5,900,000 in the aggregate to the members of Roberts Management. Charles S. Roberts, the Chairman of the Board, Chief Executive Officer, President, and a Director of the Company, received 551,650 Units, and twelve other employees of Roberts Management received 38,350 Units that are subject to certain repurchase options held by Mr. Roberts which are exercisable upon the holder's cessation of employment by the Operating Partnership (which has subordinate repurchase options that are exercisable if Mr. Roberts fails to exercise his option in any instance). The number of Units subject to such options gradually declines to zero over a seven year period from the date each holder acquired his or her member interest in Roberts Management. No cash or consideration other than Units was paid in connection with the merger.

         The purchase price was negotiated by Mr. Roberts for Roberts Management and a committee of the Company's Board of Directors for the Company and the Operating Partnership. In agreeing to the acquisition price the committee took into account, among other factors, the quality of management services historically provided by Roberts Management, the value of continuity in those services, the savings in management fees that the Company would no longer have to pay, and a valuation of Roberts Management by an independent valuation firm. The $10.00 per Unit value for the Units issued in the merger was determined as a part of the negotiations in light of the Company's debt and the beliefs of Mr. Roberts and the committee regarding the value of the Company's assets.

         In April 1995, Roberts Properties Management, Inc. was selected as the Property Management Company of the Year by the National Association of Home Builders' National Council of the Multifamily Industry. The Company believes that the Roberts Management team will continue to enable the Company to deliver quality services, thereby promoting resident satisfaction, improving resident retention, and enhancing the value of each of the Company's communities.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Businesses Acquired

         The Company has determined that it is impracticable to file financial statements with respect to Roberts Management with this report on Form 8-K under Item 310 of Regulation S-B. Such financial statements, if required, will be filed by amendment as soon as practicable, but in no event later than June 16, 1997.

(b)      Pro Forma Financial Statements

         The Company has determined that it is impracticable to file pro forma financial statements for the Company with this report on Form 8-K under Item 310 of Regulation S-B. Such pro forma financial statements, if required, will be filed by amendment as soon as practicable, but in no event later than June 16, 1997.

(c)      Exhibits

Exhibit No.                     Description

2.1 Agreement and Plan of Merger by and between Roberts Properties Residential, L.P. and Roberts Properties Management, L.L.C., dated April 1, 1997.

               [The following schedules and attachments to the foregoing Agreement and Plan of Merger are omitted from this report pursuant to Item 601 of Regulation S-B.]

               Exhibit A        Certificate and Articles of Merger (filed as
                                Exhibit 4.2.7 as noted below)

               Exhibit B        Repurchase Option Agreement by and among
                                Charles S. Roberts, the Members with Article
                                6A Interests, and Roberts Properties
                                Residential, L.P.

               Exhibit C        Articles of Organization of Roberts Properties
                                Management, L.L.C.

               Exhibit D        Operating Agreement of Roberts Properties
                                Management, L.L.C.

               Schedule 2.5 Certain Financial Statements of Roberts Properties Management, L.L.C.

               Schedule 2.8     Headquarters and Other Locations

               Schedule 2.10    Certificate of Insurance

               Schedule 2.17    List of Manager Contracts


4.2.7 Certificate and Articles of Merger filed with the Georgia Secretary of State on April 1, 1997 merging Roberts Properties Management, L.L.C. with and into Roberts Properties Residential, L.P.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.


                            ROBERTS REALTY INVESTORS, INC.


Dated:   April 15, 1997     By: /s/ Charles R. Elliott
                                ------------------------------
                                Charles R. Elliott
                                Chief Financial Officer,
                                Secretary and Treasurer



                                       3